Exhibit 10.310

INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS

THIS INDEMNITY AGREEMENT REGARDING HAZARDOUS MATERIALS (this “Agreement”) is made as of the 16 day of December, 2015, by CB OWNER, LLC, a Delaware limited liability company (referred to herein as the “Borrower Indemnitor”), and ROBERT MEYER, an individual resident of the State of Georgia, MARK MECHKOWITZ, an individual resident of the State of Georgia, JORGE SARDINAS, an individual resident of the State of Florida, ROBERT FISHEL, an individual resident of the State of Florida and ALSAR LIMITED PARTNERSHIP, a Nevada limited partnership (collectively, jointly and severally referred to herein as the “Guarantor Indemnitors”; the Borrower Indemnitor and the Guarantor Indemnitors shall be jointly and severally referred to herein as the “Indemnitors”), for the benefit of THE PRIVATEBANK AND TRUST COMPANY, an Illinois state chartered bank in its capacity as agent and administrative bank (in such capacity, “Administrative Agent”), in its capacity as a lender, together with any other lenders that acquire an interest in the Loan (defined below) after the date hereof (individually, a “Lender” and collectively, “Lenders”),

WITNESSETH:

WHEREAS, Administrative Agent and Borrower Indemnitor have entered into that certain Construction Loan and Security Agreement dated of even date herewith (together with all amendments, modifications, restatements, and supplements thereto, the “Loan Agreement”), whereby the Lenders agreed to make a loan to the Borrower Indemnitor (the “Loan”), secured by, among other things, that certain Deed to Secure Debt, Assignment of Rents and Leases and Security Agreement dated of even date herewith from Borrower Indemnitor to Administrative Agent (the “Deed to Secure Debt”);

WHEREAS, the Borrower Indemnitor is the owner of certain real property located in the State of Georgia as more particularly described in the Deed to Secure Debt (the “Property”);

WHEREAS, the Guarantor Indemnitors have each executed and delivered in favor of Administrative Agent those certain Unconditional Guaranties of Payment and Performance dated of even date herewith (together with all amendments, modifications, restatements, and supplements thereto, collectively, the “Guaranties”), whereby the Guarantor Indemnitors guaranteed to Administrative Agent and Lenders the complete payment and performance of certain of the Borrower Indemnitor’s liabilities, obligations, and indebtedness to Administrative Agent and Lenders;

WHEREAS, as a condition to making the Loan, Administrative Agent and Lenders have required Indemnitors to jointly and severally provide certain indemnities concerning Hazardous Materials (as hereinafter defined) presently upon, in or under the Property or adjacent to the Property, or hereafter placed or otherwise located thereon or therein and it is the intention of Indemnitors and Administrative Agent that this Agreement be separate and distinct from the Loan Documents (as defined in the Loan Agreement) and that this Agreement not be secured by the Deed to Secure Debt;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby, jointly and severally, agree as follows:

1.            Definitions. The following definitions shall apply for purposes of this Agreement:

(a)          “Environmental Law” or “Environmental Laws” shall mean any and all applicable Laws, Federal, state, regional, county or local statutes, rules, regulations or ordinances, orders or any judicial or administrative decrees or decisions or common law or guidance documents, whether now existing or hereinafter enacted, promulgated or issued, with respect to human health or the environment, public or occupational health or safety, any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term “Environmental Law” shall mean and include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), and the Clean Air Act (42 U.S.C. §7401 et seq.), and any applicable state law derived from or implementing the federal laws recited above, in effect as of the date of this Agreement or as amended in the future.

(b)          “Environmental Reports” shall mean that certain Brownfields Compliance Status Report dated October 20, 2014, prepared by AMEC Foster Wheeler Environmental & Infrastructure, Inc. for Duke at Lenox, LLC, as revised December 8, 2014 and all documents referenced in Section 1.2 therein to extent such documents (i) have been provided to Administrative Agent, or (ii) are covered by the final limitation of liability available to Borrower under the Georgia Brownfield Act, O.C.G.A. Section 12-8-200, et seq.

(c)          “Existing Contamination” shall mean the presence or Release of any Hazardous Materials, if any, located in, on or under or affecting the Property prior to the effective date of the Loan Agreement, where set forth and described in the laboratory data in the Environmental Reports.

(d)          “Hazardous Materials” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is listed or defined or determined or identified as “hazardous” or “toxic” under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(i)          “hazardous substances” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

(ii)         “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder; and

(iii)        petroleum or petroleum based substances or wastes.

(e)          “Indemnified Parties” shall mean Administrative Agent, each Lender and the respective parents, subsidiaries, attorneys and affiliates, each of their respective shareholders, directors, employees and agents, and the successors and assigns of any of them.

(f)          “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or discarding, burying, abandoning, or disposing into the environment.

(g)          “Threat of Release” shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

All of the capitalized terms in this Agreement not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

2.          Indemnitors’ Representations.

(a)        Indemnitors represent, covenant, warrant and agree that: (i) the Property shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, or process Hazardous Materials other than in compliance with all Environmental Laws (including any Brownfields program requirements under Georgia law with respect to any Existing Contamination); (ii) Indemnitors shall not cause, permit the installation of, or suffer the presence of Hazardous Materials in, on, over or under the Property other than in compliance with all Environmental Laws or cause or permit a Release or Threat of Release of Hazardous Materials onto or from the Property; (iii) Indemnitors shall comply with, and cause and ensure compliance by all tenants and other parties with, all applicable Environmental Laws relating to or affecting the Property, and Indemnitors shall keep the Property free and clear of any liens imposed pursuant to any applicable Environmental Laws, all at Indemnitors’ sole cost and expense; (iv) Indemnitors have obtained and will at all times continue to obtain and/or maintain all licenses, permits and/or other governmental or regulatory approvals necessary to comply with the Environmental Laws (the “Permits”), and Indemnitors are and will continue to be and at all times remain in compliance with the terms and provisions of the Permits; (v) Indemnitors shall timely implement and diligently perform all investigation, remediation, mitigation, monitoring and other activities required in order to obtain or preserve, as applicable, Georgia EPD approval of the prospective purchaser compliance status report including the final limitation of liability (“LOL”) contemplated by the Georgia Brownfield Act, O.C.G.A. § 12-8-200, et seq. (the “Brownfield Act”); and(vi) Indemnitors shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal required or directed by any state or federal governmental regulatory agency with authority over the Property, pursuant to Environmental Law, to clean up and remove Hazardous Materials on, from or affecting the Property in accordance with all applicable Environmental Laws; provided further, however, that nothing contained in the foregoing shall be deemed to require any additional remediation or clean up with respect to the Existing Contamination, except where: (x) such Existing Contamination is not maintained in compliance with Environmental Law; (y) the presence of such Existing Contamination requires reporting, clean-up or remedial obligations pursuant to Environmental Law; or (z) remediation or clean-up is required in order to obtain or preserve, as applicable, the final LOL contemplated by the Brownfield Act.

(b)          Subject to the terms of the Loan Agreement and the rights of any tenants under any Leases, Administrative Agent reserves the right, to inspect and investigate the Property and operations on it at any time and from time to time, and Indemnitors shall cooperate fully with Administrative Agent in such inspection and investigations.

(c)          In the event Indemnitors have violated any of the covenants, warranties, or representations contained in this Paragraph 2, or the Property is not in compliance with the Environmental Laws for any reason, Indemnitors shall, at Indemnitors’ expense, take such steps as necessary to bring the Property into compliance with Environmental Law and to correct the violation(s) of such covenants, warranties or representations contained in this Paragraph 2. In the event that Indemnitors fail to take such action, Administrative Agent may take such reasonable actions, and the cost of such actions taken by Administrative Agent, including, without limitation, Administrative Agent’s attorney’s fees, may be added to the indebtedness secured by the Deed to Secure Debt.

3.          Indemnity Agreement. Indemnitors, jointly and severally, covenant and agree, at their sole cost and expense, to indemnify, defend (at trial and appellate levels and with attorneys, consultants and experts reasonably acceptable to Administrative Agent) and hold each Indemnified Party harmless against and from any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or out-of-pocket expenses of any kind or of any nature whatsoever (including, without limitation, attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party arising directly or indirectly from or out of: (a) the Release or Threat of Release of any Hazardous Materials on, in, under or affecting (i) all or any portion of the Property regardless of whether or not caused by or within the control of any Indemnitor or (ii) any surrounding areas for which Release or Threat of Release any Indemnitor may be liable under any Environmental Law; (b) the violation of any Environmental Laws by any Indemnitor or with respect to the Property, whether or not caused by or within the control of any Indemnitor; (c) the failure of any Indemnitor to comply fully with the terms and conditions of this Agreement, including without limitation, any breach by Indemnitor of the covenants, warranties, or representations contained in Paragraph 2 of this Agreement; (d) the violation of any Environmental Laws in connection with other real property of any Indemnitor which gives or may give rise to any rights whatsoever in any party with respect to the Property by virtue of any Environmental Laws; or (e) the enforcement of this Agreement, including, without limitation, (i) the costs of assessment, containment and/or removal of any and all Hazardous Materials from all or any portion of the Property or any surrounding areas, (ii) the costs of any actions taken in response to a Release or Threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Property or any surrounding areas to prevent or minimize such Release or Threat of Release, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas; provided, however, that the Indemnitors shall not be responsible for indemnifying, holding harmless or defending the Indemnified Parties with respect to any such matters arising out of the Indemnified Parties' gross negligence or willful misconduct. Nothing contained in the foregoing shall be deemed to require any additional remediation or clean up with respect to the Existing Contamination, except where: (x) such Existing Contamination is not maintained in compliance with Environmental Law; (y) the presence of such Existing Contamination requires reporting, clean-up or remedial obligations pursuant to Environmental Law; or (z) remediation or clean-up is required in order to obtain or preserve the final LOL contemplated by the Brownfield Act.

The Indemnified Parties’ rights under this Agreement shall be in addition to all rights of Administrative Agent and Lenders under the other Loan Documents, and payments by any Indemnitor under this Agreement shall not reduce the obligations and liabilities under any of the other Loan Documents (other than with respect to any related claim thereunder that is the subject of such payments).

4.            Survival.

(a)          The indemnity set forth above in Paragraph 3 shall survive the repayment of the Loan and any exercise by Administrative Agent of any remedies under the Deed to Secure Debt and Loan Agreement, including without limitation, the power of sale, or any other remedy in the nature of foreclosure, and shall not merge with any deed given by any Indemnitor to Administrative Agent in lieu of foreclosure or any deed under a power of sale. Notwithstanding any provision of the Agreement to the contrary, if: (i) through the exercise of the Administrative Agent's rights under the Loan Agreement, the Notes, or any other Loan Document, the Administrative Agent shall obtain ownership and operational control of the Property, and Borrower Indemnitor is divested of control and management thereof, (ii) the Administrative Agent shall become a mortgagee in possession and Borrower Indemnitor is thereby divested of control and management of the Property, or (iii) at Administrative Agent's request, a receiver shall have been appointed and Borrower Indemnitor is divested of control and management thereof, then Indemnitors shall have no indemnification obligation to Indemnified Parties under this Agreement for those liabilities where Indemnitors conclusively prove that (x) such liabilities first arose after Administrative Agent assumed ownership of the Property, Administrative Agent became a mortgagee in possession, or such receiver was so appointed, as the case may be, (y) Indemnitors (or any of them) shall not have contributed in any way to the cause, existence or occurrence of such liabilities and the same are unrelated to the Borrower Indemnitor’s ownership, operation or use of the Property, and (z) the events or conditions resulting (or with the passage of time eventually result) in any such liabilities did not exist or occur prior to the time of such transfer.

(b)          It is agreed and intended by Indemnified Parties and Indemnitors that the indemnity set forth above in Paragraph 3 of this Agreement may be assigned or otherwise transferred by any Indemnitee to its respective successors and assigns without notice to Indemnitors and without any further consent of Indemnitors. To the extent consent of any such assignment or transfer is required by law, advance consent to any such assignment or transfer is hereby given by Indemnitors in order to maximize the extent and effect of the indemnity given hereby.

5.          No Waiver. The joint and several liabilities of Indemnitors under this Agreement shall in no way be limited or impaired by any amendment or modification of the other Loan Documents. In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the joint and several liability of Indemnitor under this Agreement shall in no way be limited or impaired by: (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment or foreclosure of the Deed to Secure Debt or any sale or transfer of all or part of the Property; (iii) the accuracy or inaccuracy of the representations and warranties made by any Indemnitor under any of the other Loan Documents; (iv) the release of any other Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, the Indemnified Parties’ voluntary act, or otherwise; (v) the release or substitution, in whole or in part, of any security for the Loan; or (vi) the Administrative Agent’s failure to record the Deed to Secure Debt or file any UCC-1 Financing Statements (or the Administrative Agent’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Loan, and, in any such case, whether with or without notice to Indemnitors and with or without consideration.

6.          Waiver by Indemnitor. Indemnitors, jointly and severally, waive any right or claim of right to cause a marshalling of any assets or to cause Administrative Agent to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitors. Indemnitors, jointly and severally, agree that any payments required to be made hereunder shall become due on demand. Indemnitors, jointly and severally, expressly waive and relinquish all rights and remedies (including any rights of subrogation) afforded by applicable law to Indemnitors.

7.          Delay. No delay on the part of Administrative Agent or any Lender in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any privilege, power or right hereunder.

8.          Releases. Any Indemnitor or any other party liable upon or in respect of this Agreement or the Loan may be released by Administrative Agent in writing without affecting the liability of any party not so released.

9.          Notices. All notices given under or pursuant to this Agreement shall be made in the manner set forth in the Deed to Secure Debt (if to Borrower Indemnitor) or the Guaranties (if to Guarantor Indemnitors).

10.         Amendments. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

11.         Binding Effect. Except as herein provided, this Agreement shall be binding upon Indemnitors and their respective heirs, personal representatives, successors and assigns, and shall inure to the benefit of the Indemnified Parties and their respective successors and assigns.

12.         GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). INDEMNITORS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMIT TO PERSONAL JURISDICTION IN FULTON COUNTY, GEORGIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND (B) WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF GEORGIA OR VENUE IN FULTON COUNTY, GEORGIA. The state and federal courts sitting in FULTON County, Georgia shall be the exclusive venue for any action or proceeding arising out of or related to this AGREEment. INDEMNITORS EACH AGREE THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO INDEMNITORS IN THE MANNER SET FORTH IN PARAGRAPH 9 ABOVE, AND SERVICE MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT ANY INDEMNIFIED PARTY FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY INDEMNITORS WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THIS AGREEMENT.

13.         Time of Essence. Time is of the essence with respect to this Agreement.

14.         Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.         No Oral Representations Authorized. This Agreement, together with the other Loan Documents, constitute the entire agreement between the parties with respect to the subject matter hereof and hereby supersedes all prior communications, understandings, and agreements related to this transaction, whether oral or written. Indemnitors represent and warrant that it/they has/have not relied on any representations or statements of Administrative Agent (other than those representations explicitly set forth in the Loan Documents) and Indemnitors further agree that Indemnitors shall not be entitled to rely in the future on any representations, actions, omissions or statements of Administrative Agent that are not incorporated into a formal amendment to the Loan Documents.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first written above.

INDEMNITORS:

BORROWER INDEMNITOR:

CB OWNER, LLC, a Delaware limited liability company

By:	/s/ Robert Meyer
Name:	Robert Meyer
Title:	President
(SEAL)

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

Signature Page – Indemnity Agreement Regarding Hazardous Materials

GUARANTOR INDEMNITORS:

/s/ Robert Meyer
Name: Robert Meyer (SEAL)

/s/ Robert Fishel
Name: Robert Fishel (SEAL)

/s/ Jorge Sardinas
Name: Jorge Sardinas (SEAL)

/s/ Mark Mechkowitz
Name: Mark Mechkowitz (SEAL)

ALSAR LIMITED PARTNERSHIP, a Nevada limited partnership

By: SARAL Corporation, a Nevada corporation, its General Partner

By:	/s/ Robert Fishel
Name: Robert S. Fishel
Title: President
[SEAL]

Signature Page – Indemnity Agreement Regarding Hazardous Materials